                               TENDER AGREEMENT
                               ------ ---------

          TENDER AGREEMENT, dated as of September 2, 1999 (the "Agreement"), among Dyckerhoff Aktiengesellschaft, a corporation organized under the laws of the Federal Republic of Germany ("Parent"), Level Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser") and the persons listed on Schedule A hereto (each a "Stockholder" and, collectively, the "Stockholders").

          WHEREAS, Parent, Purchaser and Lone Star Industries, Inc., a Delaware corporation (the "Company") propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for, among other things, the making of a cash tender offer (as such offer may be amended from time to time as permitted under the Merger Agreement, the "Offer") by Purchaser for (i) all of the issued and outstanding shares of common stock, par value $1.00 per share, of the Company (referred to herein as either the "Shares" or "Company Common Stock") and (ii) all of the outstanding warrants to purchase Company Common Stock (the "Warrants") and the merger of the Company and Purchaser on the terms and conditions set forth in the Merger Agreement (the "Merger");

          WHEREAS, each Stockholder is the beneficial owner of the Shares and Warrants set forth opposite such Stockholder's name on Schedule A hereto; such Shares and Warrants, as may be adjusted by stock or warrant dividend, stock or warrant split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with Shares and Warrants that may be acquired after the date hereof by such Stockholder, including Shares issuable upon the exercise of options (including the Options set forth in Schedule A), being collectively referred to herein as the "Securities" of such Stockholder; and

          WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Purchaser have requested that the Stockholders enter into this Agreement;

          NOW, THEREFORE, to induce Parent and Purchaser to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

     Section 1.  Certain Definitions.  Capitalized terms used but not
     ----------  -------------------
otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

     Section 2.  Representations and Warranties of the Stockholders.  Each
     ----------  --------------------------------------------------
Stockholder, severally and not jointly, represents and warrants to Parent and Purchaser, as of the date hereof and as of the Closing (as defined herein), as follows:

          (a) The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which meaning will apply for all purposes of this Agreement) of, and has good title to, all of the Securities, free and clear of any mortgage, pledge, hypothecation, rights of others, claim, security interest, charge, encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, lien, charge or similar restriction or limitation, including any restriction on the right to vote, sell or otherwise dispose of the Securities (each, a "Lien"), except as set forth in this Agreement.

          (b) The Securities constitute all of the securities (as defined in Section 3(a)(10) of the Exchange Act, which definition will apply for all purposes of this Agreement) of the Company beneficially owned, directly or indirectly, by the Stockholder.

          (c) Except for the Securities, the Stockholder does not, directly or indirectly, other than as disclosed on Schedule A, beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is the Stockholder, other than disclosed on Schedule A, subject to any Contract, commitment, arrangement, understanding, restriction or relationship (whether or not legally enforceable), other than this Agreement, that provides for such Stockholder to vote or acquire any securities of the Company. The Stockholder holds exclusive power to vote the Shares and has not granted a proxy to any other person (as defined in the Merger Agreement, which meaning will apply for all purposes of this Agreement) to vote the Shares, subject to the limitations set forth in this Agreement.

          (d) This Agreement has been duly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery of this Agreement by Parent and Purchaser, is a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms.

          (e) Neither the execution and delivery of this Agreement nor the performance by the Stockholder of the Stockholder's obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration or result in the creation of any Lien on any Securities under, (i) any Contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound or (ii) any injunction, judgment, writ, decree, order or ruling applicable to the Stockholder; except for conflicts, violations, breaches, defaults, terminations, amendments, cancellations, accelerations or Liens that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the consummation by such Stockholder of the transactions contemplated hereby.

          (f) Neither the execution and delivery of this Agreement nor the performance by the Stockholder of the Stockholder's obligations hereunder will violate any law, decree, statute, rule or regulation applicable to the Stockholder or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") or the federal securities laws.

          (g) Except as set forth in Section 3.8 of the Merger Agreement, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Merger Agreement based upon arrangements made by or on behalf of the Stockholder that is or will be payable by the Company or any of its subsidiaries.

          (h) The Stockholder understands and acknowledges that Parent is entering into, and causing Purchaser to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

     Section 3.  Representations and Warranties of Parent and Purchaser.
                 ------------------------------------------------------
Parent and Purchaser represent and warrant to the Stockholders, as of the date hereof and as of the Closing, as follows:

          (a) Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation, has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

          (b) This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery of this Agreement by the Company and the Stockholders, is a valid and binding obligation of each of Parent and Purchaser, enforceable against each of them in accordance with its terms.

          (c) Neither the execution and delivery of this Agreement nor the performance by Parent and Purchaser of their respective obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration under, (i) their respective certificates of incorporation or bylaws (or similar organizational documents), (ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent or Purchaser is a party or by which Parent or Purchaser is bound or (iii) any judgment, writ, decree, order or ruling applicable to Parent or Purchaser; except in the case of clauses (ii) and (iii) for conflicts, violations, breaches or defaults that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the consummation by Parent or Purchaser of the transactions contemplated hereby.

          (d) Neither the execution and delivery of this Agreement nor the performance by Parent and Purchaser of their respective obligations hereunder will violate any law, decree, statute, rule or regulation applicable to Parent or Purchaser or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings set forth in Section 4.4 of the Merger Agreement.

     Section 4.  Transfer of the Shares.  During the term of this Agreement,
                 ----------------------
except as otherwise expressly contemplated herein and in the Merger Agreement, each Stockholder agrees that such Stockholder will not (a) tender into any tender or exchange offer or otherwise sell, transfer, pledge, assign, hypothecate or otherwise dispose of, or encumber with any Lien, any of the Securities, except for (i) transfers to any spouse or descendant (including by adoption) of such Stockholder, or any trust or retirement plan or account for the benefit of such Stockholder, spouse or descendant; provided that any such transferee agrees in writing to be bound by the terms of this Agreement and (ii) transfers by operation of law provided that any such transferee shall be bound by the terms of this Agreement, (b) acquire any shares of Company Common Stock or other securities of the Company (otherwise than in connection with a transaction of the type described in Section 6 or by exercising any of the Options or Warrants), (c) deposit the Securities into a voting trust, enter into a voting agreement or arrangement with respect to the Securities or grant any proxy or power of attorney with respect to the Shares, (d) enter into any Contract, option or other arrangement (including any profit sharing arrangement) or undertaking with respect to the direct or indirect acquisition or sale, transfer, pledge, assignment, hypothecation or other disposition of any interest in or the voting of any Securities or any other securities of the Company or (e) take any other action that would in any way restrict, limit or interfere with the performance of such Stockholder's obligations hereunder or the transactions contemplated hereby or which would otherwise diminish the benefits of this Agreement to Parent or Purchaser.

     Section 5.  Adjustments.
                 -----------

          (a) In the event (i) of any stock or warrant dividend, stock or warrant split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Securities or the like or any other action that would have the effect of changing a Stockholder's ownership of the Company's capital stock or other securities or (ii) a Stockholder becomes the beneficial owner of any additional Securities of or other securities of the Company, then the terms of this Agreement will apply to the shares of capital stock or other securities held by such Stockholder immediately following the effectiveness of the events described in clause (i) or such Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were Securities hereunder.

          (b) Each Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent and Purchaser of the number of any new Securities acquired by such Stockholder, if any, after the date hereof.

     Section 6.  Tender of Securities. Each Stockholder hereby agrees that
                 --------------------
such Stockholder will validly tender (or cause the record owner of such shares to validly tender) and sell pursuant to and in accordance with the terms of the Offer not later than the tenth business day after commencement of the Offer (or the earlier of the expiration date of the offer and the tenth business day after such Shares or Warrants, as the case may be, are acquired by such Stockholder if the Stockholder acquires Shares or Warrants after the date hereof), or, if the Stockholder has not received the Offer Documents by such time, within two business days following receipt of such documents, all of the then outstanding shares of Company Common Stock and Warrants beneficially owned by such Stockholder (including the shares of Company Common Stock and Warrants outstanding as of the date hereof and set forth on Schedule A opposite such Stockholder's name). Subject to the terms hereof, upon the purchase by Purchaser of all of such then outstanding shares of Company Common Stock and Warrants beneficially owned by such Stockholder pursuant to the Offer in accordance with this Section 6, this Agreement will terminate as it relates to such Stockholder. Each Stockholder acknowledges that Purchaser's obligation to accept for payment and pay for the shares of Company Common Stock and Warrants tendered in the Offer is subject to all the terms and conditions of the Offer and the Merger Agreement.

     Section 7.  Termination. This Agreement will terminate as to any
                 -----------
Stockholder upon the earlier of (a) the purchase of all the Securities beneficially owned by such Stockholder pursuant to the Offer in accordance with
Section 6 and (b) the date the Merger Agreement is terminated in accordance with its terms.

     Section 8.  Expenses.  Except as otherwise expressly provided herein
                 --------
or in the Merger Agreement, all costs and expenses incurred by any of the parties hereto will be borne by the party incurring such costs and expenses. Parent and Purchaser, on the one hand, and the Stockholders, severally and not jointly, on the other hand, will indemnify and hold harmless the other from and against any and all claims or liabilities for finder's fees or brokerage commissions or other like payments incurred by reason of action taken by them or him, respectively.

     Section 9.  Further Assurances.  Each party hereto will execute and
                 ------------------
deliver all such further documents and instruments and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

     Section 10.  Publicity.  Each of the parties hereto agrees that it
                  ---------
shall not issue any press release or otherwise make any public statements with respect to this Agreement or the Merger Agreement or the other Transactions without the consent of the other parties, except as may be required by law or applicable stock exchange rules.

     Section 11.  Stockholder Capacity.  No person executing this Agreement
                  --------------------
makes any agreement or understanding herein in such Stockholder's capacity as a director or officer of the Company or any subsidiary of the Company. Each Stockholder signs solely in such Stockholder's capacity as the beneficial owner of such Stockholder's Securities and nothing herein shall limit or affect any actions taken by a Stockholder in such Stockholder's capacity as an officer or director of the Company or any subsidiary of the Company to the extent specifically permitted by the Merger Agreement.

     Section 12.  Enforcement.  Each stockholder acknowledges that
                  -----------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and Purchaser will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each party further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. The provisions of this paragraph are without prejudice to any other rights that another party hereto may have against the another party hereto for any failure to perform its obligations under this Agreement. In addition, each party hereby
(i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees not to attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees not to bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court located in the State of New York or a New York state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or of the United States of America located in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 13.  Miscellaneous.
                  -------------

          (a) All representations, warranties, covenants and agreements made herein will survive until the earlier of (a) the payment by Purchaser for the Securities purchased pursuant to the Offer or (b) the termination of the Merger Agreement in accordance with its terms.

          (b) Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or supplement will be effective unless in writing and signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          (c) This Agreement, together with the Merger Agreement and the other agreements referred to therein, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements among the parties with respect to such matters. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the delivery of a written agreement executed by the parties hereto.

          (d) This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

          (e) The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Words in the singular include the plural, and words in the plural include the singular.

          (f) All notices and other communications hereunder will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by telecopy, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          If to Parent or Purchaser to:



          Dyckerhoff Aktiengesellschaft
          Biebricher Strasse 69
          65203 Wiesbaden
          Germany
          Attn:  Dr. Peter Rohde
                 Peter Steiner
          Telecopy:  49-611-676-1413

          with copies to:

          Dechert Price & Rhoads
          4000 Bell Atlantic Tower
          1717 Arch Street
          Philadelphia, PA  19103
          Attention:  Thomas A. Ralph
                      William G. Lawlor
          Telecopy:  215-994-2222

          If to a Stockholder, at the address set forth on Schedule A hereto.

          if to the Company:

          Lone Star Industries, Inc.
          300 First Stamford Place
          Stamford, CT  06912
          Attn:  General Counsel
          Telecopy:  203-969-8686

          with a copy to:

          Proskauer Rose LLP
          1585 Broadway
          New York, NY  10036
          Attention:  Peter G. Samuels
                      Lawrence H. Budish
          Telecopy:  212-969-2900

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

          (g) This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one agreement.

          (h) This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties hereto without the prior written consent of the other parties, except that Purchaser will have the right to assign to any direct or indirect wholly owned subsidiary of Parent or Purchaser any and all rights and obligations of Purchaser under this Agreement, provided that any such assignment will not relieve Purchaser from any of its obligations hereunder.

          (i) In the event any term or provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the fullest extent possible.

          (j) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          IN WITNESS WHEREOF, each of the Parent and Purchaser has caused this Agreement to be signed by its officer or director thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

                              DYCKERHOFF AKTIENGESELLSCHAFT


                                      /s/ Peter Rohde
                              By:   ________________________
                                    Name: Peter Rohde
                                    Title:Chief Excutive Officer


                                      /s/ Peter Steiner
                              By:   ________________________
                                    Name: Peter Steiner
                                    Title:Chief Financial Officer


                              LEVEL ACQUISITION CORP.

                                      /s/ Felix Pardo
                              By:   ________________________
                                    Name: Felix Pardo
                                    Title:


                              THE ROBERT R. YOUNG FOUNDATION

                                     /s/ David W. Wallace
                              By:   ________________________
                                    Name:David W. Wallace
                                    Title:


                              /s/ Roger J. Campbell
                              _______________________________
                              ROGER J. CAMPBELL

                              /s/ William J. Caso
                              _______________________________
                              WILLIAM J. CASO


                              /s/ Thomas S. Hoelle
                              _______________________________
                              THOMAS S. HOELLE


                              /s/ James W. Langham
                              _______________________________
                              JAMES W. LANGHAM


                              /s/ Harry M. Philip
                              _______________________________
                              HARRY M. PHILIP


                              /s/ William E. Roberts
                              _______________________________
                              WILLIAM E. ROBERTS

                                   Schedule A
                                   ----------


              Stockholder                                Number of Shares
              -----------                                ----------------

The Robert R. Young Foundation                           1,234,000
Roger J. Campbell                                            3,826*
William J. Caso                                             11,096*
Thomas S. Hoelle                                             3,984*
James W. Langham                                            13,264*
Harry M. Philip                                              4,742*
William E. Roberts                                          49,958*








_________________

 * Numbers do not include shares purchased under the Employee Stock Purchase Plan ("ESPP") during 1999. No ESPP shares are covered hereunder (whether or not set forth in the number of shares herein), however, each Stockholder will use his best efforts to have such shares tendered in the Offer by such plan. Numbers also do not include Options owned by the Stockholder which are covered by Section 2.10 of the Merger Agreement, provided that notwithstanding Section 2.10 of the Merger Agreement, if a Stockholder acquires any Shares pursuant to an exercise of such Stockholder's Options, such Shares shall be subject to this Agreement.